UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
March 31, 2009
Date of Report (Date of earliest event reported)

MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and zip code of principal executive offices)
(630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Dave B. Root, Executive Vice President and President of Molex Incorporated’s (“Molex”) Commercial Products Division was planning to retire in 2010, and has now decided to accelerate his retirement as a result of the consolidation of our Transportation Products Division and Commercial Products Division as part of our global restructuring plan. As a result of such consolidation, effective March 31, 2009, David B. Root stepped down as President of the Commercial Products Division of Molex Incorporated (“Molex”). Mr. Root will remain employed by Molex until his retirement on December 31, 2009 (the “Separation Date”), during which time he will remain available for consultation with Molex. Effective April 1, 2009 James E. Fleischhacker has taken over as President of the newly consolidated division which will continue to be known as the Commercial Products Division.
     (e) On April 2, 2009, the Compensation Committee of the Board of Directors of Molex approved a Separation Agreement in connection with Mr. Root’s retirement. Molex and Mr. Root entered into the Separation Agreement on April 6, 2009.
     Under the Separation Agreement, Mr. Root will be entitled to receive the following material pay and benefits: (i) continued base annual salary less applicable tax withholdings and current benefits until the Separation Date; (ii) a severance payment in the monthly amount of $19,734.72, less applicable U.S. tax withholdings during the period of 54 months beginning on the first day of the month that is at least six months after the Separation Date; (iii) participation in the Molex Retiree Medical Plan; and (iv) employment benefits associated with his current expatriate assignment in Singapore, which will terminate as of June 30, 2009. The Separation Agreement also provides that any non-vested or unexercised stock options (or any other non-vested equity awards) will be cancelled effective on the Separation Date.
     Molex is not obligated to make payments due under the Separation Agreement unless Mr. Root complies with the confidentiality, non-solicitation, non-competition and non-disparagement covenants set forth in the Separation Agreement following his retirement.
     This description is qualified in its entirety by the Separation Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     10.1 Separation Agreement between David B. Root and Molex Incorporated dated April 6, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED
By:	/s/ Mark R. Pacioni
Mark R. Pacioni
Corporate Secretary

Date: April 6, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement between David B. Root and Molex Incorporated dated April 6, 2009.